CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of 1st United Bancorp of our report dated January 9, 1997 included in the 1996 Annual Report to Shareholders of 1st United Bancorp.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-70376) pertaining to the Key Employees' Stock Option Plan of 1st United Bancorp of our report dated January 9, 1997, with respect to the consolidated financial statements of 1st United Bancorp incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

We consent to the incorporation by reference in the Registration Statement
(Form S-4 No. 33-45655) of 1st United Bancorp and in the related Prospectus of our report dated January 9, 1997, with respect to the consolidated financial statements of 1st United Bancorp incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                /s/ Ernst & Young LLP

West Palm Beach, Florida
February 14, 1997